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                                                                       EXHIBIT 5

              OPINION OF MCNAIR LAW FIRM, P.A. REGARDING LEGALITY

                                 [Letterhead]

                               February 2, 2001

Resource Bancshares Mortgage Group, Inc.
7909 Parklane Road
Columbia, SC 29223

     Re: Registration Statement on Form S-8

Gentlemen:

     We have acted as your counsel in the preparation of a registration statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission covering 450,655 shares of your common stock, par value $.01 per share (the "Common Stock"), which may be issued pursuant to the terms of a certain stock option agreement (the "Stock Option Agreement") between David W. Johnson, Jr. and you.

     In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that the Common Stock, when issued and delivered against payment in full in accordance with the Stock Option Agreement, will be duly and validly issued, fully paid, and nonassessable.

     We hereby consent to the reference to our firm in the Registration Statement under the heading "Interests of Named Experts and Counsel", to the reference to our firm under the heading "Legal Matters" in the Reoffer Prospectus filed with the Registration, and to the use of this opinion as an exhibit to the Registration Statement. By giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations promulgated thereunder.

                                    Very truly yours,

                                    McNAIR LAW FIRM, P.A.


                                By: /s/
                                    ---------------------------------
                                    A Member of the Firm